EXHIBIT 3.1

ILLINOIS
Form LLC-5.5	LIMITED LIABILITY COMPANY ACT
	Articles of Organization	File # 0168682-8

Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten. This space for use by Secretary of State.	This space for use by Secretary of State. FILED Nov. 28 2005 JESSE WHITE SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, C.P.A.’s check or money order payable to Secretary of State.	Filing Fee: $500 Approved: /s/ZB

1.	Limited Liability Company Name:	One Earth Energy, LLC

The LLC name must contain the words Limited Liability , L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of principal place of business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable). 1306 West 8th Street, Gibson City, IL 60936

3.	Articles of Organization effective on: (check one)

☑	the filing date
☐	a later date (not to exceed 60 days after the filing date):

Month, Day, Year
4.	Registered Agent’s Name and Registered Office Address:

Registered Agent::	Steven P. Kelly

	First Name	Middle Initial	Last Name

Registered Office:	1306 West 8th Street

(P.O. Box alone or	Number	Street	Suite #
c/o is unacceptable.)
Gibson City, IL 60936

	City	Zip Code	County

5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional 8 1/2” x 11” sheets.)

“The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act.”

The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol and by-product production facilities; and (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products.

6.	Latest date, if any, upon which the company is to dissolve:

	(Leave blank if duration is perpetual.)	Month, Day, Year

LLC-5.5	0168682-8
11-28-2005

7.	(OPTIONAL) Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional 8 1/2” x 11” sheets).

8.	The Limited Liability Company: (Check either a or b below.)
a. ☑ is managed by the manager(s) (List names and business addresses.)

See Attached List.

b. ☐ had management vested in the member(s) (List names and addresses).

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated	November 21	,	2005

	Month, Day		Year

1.	/s/Christopher R. Sackett	1.	666 Grand Avenue, Suite 2000

	Signature		Number Street

	Organizer		Des Moines

	Name and Title (type or print)		City/Town

	Brown, Winick, Graves		IA 50309

	Name if a Corporation or other entity		State Zip Code

2.		1.

	Signature		Number Street

	Name and Title (type or print)		City/Town

	Name if a Corporation or other entity		State Zip Code
Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

0168682-8
11-28-2005

1.	Steven Kelly
1306 West 8th Street
Gibson City, IL 60936

2.	Robert Landau
17415 N. 4100 E. Road
Anchor, IL 61720

3.	Louis Schwing
1st Main Street
P.O. Box 7
Dewey, IL 61840

4.	Jack Murray
2607 Cty Road 1000 E.
Champaign, IL 61822

5.	Roger Miller
1 S. Calhoun
P.O. Box E
Tolono, IL 61880

6.	Patrick Feeney
1474 E. Co. Road 1500 N
Monticello, IL 61856

7.	Dave Hastings
100 W. Thomas
P.O. Box 155
Ludlow, IL 60949

8.	Pat Quilin
3571 Cty Road 2000 E.
Ludlow, IL 60949

9.	Scott Docherty
400 East Bodman
Bement, IL 61813

10.	Cary Hinton
1049 E. 1000 N. Road
Bement, IL 61813